Roper Technologies announces third quarter financial results

Increasing full year guidance

Sarasota, Florida, October 25, 2023 ... Roper Technologies, Inc. (Nasdaq: ROP) reported financial results for the third quarter ended September 30, 2023. The results in this press release are presented on a continuing operations basis.

Third quarter 2023 highlights

•Revenue increased 16% to $1.56 billion; organic revenue increased 6%
•GAAP DEPS increased 24% to $3.21; adjusted DEPS increased 18% to $4.32
•GAAP net earnings were $346 million
•Adjusted EBITDA increased 18% to $652 million
•GAAP operating cash flow was $631 million; adjusted operating cash flow increased 72% to $647 million

"Our market-leading technology businesses continue to operate at a high level and delivered another great quarter, with 16% revenue growth and strong margin performance. Importantly, our third quarter adjusted free cash flow of $625 million brings our trailing-twelve-month free cash flow to $1.8 billion,” said Neil Hunn, Roper Technologies’ President and CEO. "We are once again increasing our full year outlook, fueled by our strong third quarter results, the continued expansion of our recurring revenue base, and the ongoing demand for our mission critical software and product solutions.”

"We deployed $2.0 billion toward vertical software acquisitions during the third quarter, highlighted by Syntellis Performance Solutions, which has been combined with our Strata Decision Technology business. We are well positioned to execute our disciplined and process-driven capital deployment methodology, with significant M&A firepower and a large pipeline of attractive acquisition opportunities," concluded Mr. Hunn.

Increasing 2023 guidance

Roper now expects full year 2023 adjusted DEPS of $16.62 - $16.66, compared to previous guidance of $16.36 - $16.50.

For the fourth quarter of 2023, the Company expects adjusted DEPS of $4.28 - $4.32.

The Company’s guidance excludes the impact of unannounced future acquisitions or divestitures.

Minority interests

Following the sale of a majority stake in its industrial businesses to CD&R, Roper now holds a minority interest in Indicor. The fair value of Roper’s equity investment in Indicor is updated on a quarterly basis and reported as "equity investment activity, net". Roper makes a non-GAAP adjustment for the impacts associated with this investment.

During the quarter, Roper acquired a minority interest in Certinia, a leading provider of professional services automation software, for $125 million. The Company’s investment is accounted for under the equity method. Roper will report our proportionate share of income/(loss) associated with this investment as "equity investment activity, net." Roper will make a non-GAAP adjustment for the impacts associated with this investment beginning in the fourth quarter of 2023.

Discontinued operations

Roper has completed the divestitures of TransCore, Zetec, and the majority stake in its industrial businesses (Indicor). The financial results for these businesses are reported as discontinued operations for all periods prior to the completion of their respective divestiture.

Conference call to be held at 8:00 AM (ET) today

A conference call to discuss these results has been scheduled for 8:00 AM ET on Wednesday, October 25, 2023. The call can be accessed via webcast or by dialing +1 844-750-4898 (US/Canada) or +1 412-317-5294, using conference code 10182514. Webcast information and conference call materials will be made available in the Investors section of Roper’s website (www.ropertech.com) prior to the start of the call. The webcast can also be accessed directly by using the following URL https://event.webcast. Telephonic replays will be available for up to two weeks and can be accessed by dialing +1 412-317-0088 with access code 6256403.

Use of non-GAAP financial information

The Company supplements its consolidated financial statements presented on a GAAP basis with certain non-GAAP financial information to provide investors with greater insight, increase transparency and allow for a more comprehensive understanding of the information used by management in its financial and operational decision-making. Reconciliation of non-GAAP measures to their most directly comparable GAAP measures are included in the accompanying financial schedules or tables. The non-GAAP financial measures disclosed by the Company should not be considered a substitute for, or superior to, financial measures prepared in accordance with GAAP, and the financial results prepared in accordance with GAAP and reconciliations from these results should be carefully evaluated.

Table 1: Revenue and adjusted EBITDA reconciliation ($M) (from continuing operations)
	Q3 2022	Q3 2023		V %
GAAP revenue	$1,350	$1,563		16%

Components of revenue growth
Organic				6%
Acquisitions/divestitures				9%
Foreign exchange				—%
Revenue growth				16%

Adjusted EBITDA reconciliation
GAAP net earnings	$277	$346
Taxes	78	97
Interest expense	41	42
Depreciation	9	9
Amortization	147	182
EBITDA	$553	$676		22%

Purchase accounting adjustment to acquired commission expense	(1)	—
Restructuring-related expenses associated with the Syntellis acquisition	—	9
Transaction-related expenses for completed acquisitions	3	5
Financial impacts associated with the minority investment in Indicor	—	(34)	A
Gain on sale of non-operating assets	—	(3)
Adjusted EBITDA	$555	$652		18%
% of revenue	41.1%	41.7%		+60 bps

Table 2: Adjusted DEPS reconciliation (from continuing operations)
	Q3 2022	Q3 2023		V %
GAAP DEPS	$2.59	$3.21		24%
Purchase accounting adjustment to acquired commission expense	(0.01)	—
Restructuring-related expenses associated with the Syntellis acquisition	—	0.06
Transaction-related expenses for completed acquisitions	0.02	0.03
Financial impacts associated with the minority investment in Indicor	—	(0.26)	A
Gain on sale of non-operating assets	—	(0.02)
Amortization of acquisition-related intangible assets	1.06	1.30	B
Adjusted DEPS	$3.67	$4.32		18%

Table 3: Adjusted cash flow reconciliation ($M) (from continuing operations)

	Q3 2022	Q3 2023		V %	TTM 2023
Operating cash flow	$219	$631		188%	$1,472
Taxes paid in period related to divestitures	157	16	C		435
Adjusted operating cash flow	$376	$647		72%	$1,908
Capital expenditures	(16)	(13)			(48)
Capitalized software expenditures	(7)	(9)			(37)
Adjusted free cash flow	$353	$625		77%	$1,823

Table 4: Forecasted adjusted DEPS reconciliation (from continuing operations)

	Q4 2023		FY 2023
	Low end	High end	Low end	High end
GAAP DEPS	$2.95	$2.99	$12.20	$12.24
Restructuring-related expenses associated with the Syntellis acquisition	—	—	0.06	0.06
Transaction-related expenses for completed acquisitions	—	—	0.03	0.03
Financial impacts associated with the minority investment in Indicor A	TBD	TBD	(0.78)	(0.78)
Gain on sale of non-operating assets	—	—	(0.02)	(0.02)
Amortization of acquisition-related intangible assets B	1.33	1.33	5.13	5.13
Adjusted DEPS	$4.28	$4.32	$16.62	$16.66

A.	Adjustments related to the financial impacts associated with the minority investment in Indicor as shown below ($M, except per share data). Forecasted results do not include any potential impacts associated with our minority investments in Indicor nor Certinia as these potential impacts cannot be reasonably predicted, and will be adjusted out of all GAAP results in future periods.

		Q3 2022A	Q3 2023A	Q4 2023E	FY 2023E	YTD 2023A
	Pretax	$—	$(34)	TBD	TBD	$(99)
	After-tax	$—	$(28)	TBD	TBD	$(83)
	Per share	$—	$(0.26)	TBD	TBD	$(0.78)

B.	Actual results and forecast of estimated amortization of acquisition-related intangible assets as shown below ($M, except per share data). These adjustments are taxed at 21%.

		Q3 2022A	Q3 2023A	Q4 2023E	FY 2023E
	Pretax	$144	$177	$181	$698
	After-tax	$114	$140	$143	$552
	Per share	$1.06	$1.30	$1.33	$5.13

C.	Cash taxes paid in the quarter were associated with Roper's portion of Indicor's gain on the sale of its Compressor Controls business ("CCC") to Honeywell. Roper expects to make the final cash tax payment associated with this transaction in the fourth quarter.

Note: Numbers may not foot due to rounding.

About Roper Technologies

Roper Technologies is a constituent of the S&P 500 and Fortune 1000. Roper has a proven, long-term track record of compounding cash flow and shareholder value. The Company operates market leading businesses that design and develop vertical software and technology enabled products for a variety of defensible niche markets. Roper utilizes a disciplined, analytical, and process-driven approach to redeploy its excess capital toward high-quality acquisitions. Additional information about Roper is available on the Company’s website at www.ropertech.com.

Contact information:
Investor Relations
941-556-2601
investor-relations@ropertech.com

The information provided in this press release contains forward-looking statements within the meaning of the federal securities laws. These forward-looking statements may include, among others, statements regarding operating results, the success of our internal operating plans, and the prospects for newly acquired businesses to be integrated and contribute to future growth, profit and cash flow expectations. Forward-looking statements may be indicated by words or phrases such as "anticipate," "estimate," "plans," "expects," "projects," "should," "will," "believes," "intends" and similar words and phrases. These statements reflect management's current beliefs and are not guarantees of future performance. They involve risks and uncertainties that could cause actual results to differ materially from those contained in any forward-looking statement. Such risks and uncertainties include any ongoing impacts of the COVID-19 pandemic on our business, operations, financial results and liquidity, which will depend on numerous evolving factors which we cannot accurately predict or assess, including: the duration and scope of the pandemic, new variants of the virus and the distribution and efficacy of vaccines; any negative impact on global and regional markets, economies and economic activity; actions governments, businesses and individuals take in response to the pandemic; the effects of the pandemic, including all of the foregoing, on our customers, suppliers and business partners. Such risks and uncertainties also include our ability to identify and complete acquisitions consistent with our business strategies, integrate acquisitions that have been completed, realize expected benefits and synergies from, and manage other risks associated with, acquired businesses, including obtaining any required regulatory approvals with respect thereto. We also face other general risks, including our ability to realize cost savings from our operating initiatives, general economic conditions and the conditions of the specific markets in which we operate, including risks related to labor shortages and rising interest rates, changes in foreign exchange rates, difficulties associated with exports, risks associated with our international operations, cybersecurity and data privacy risks, including litigation resulting therefrom, risks related to political instability, armed hostilities, incidents of terrorism, public health crises (such as the COVID-19 pandemic) or natural disasters, increased product liability and insurance costs, increased warranty exposure, future competition, changes in the supply of, or price for, parts and components, including as a result of the current inflationary environment and ongoing supply chain constraints, environmental compliance costs and liabilities, risks and cost associated with litigation, potential write-offs of our substantial intangible assets, and risks associated with obtaining governmental approvals and maintaining regulatory compliance for new and existing products. Important risks may be discussed in current and subsequent filings with the SEC. You should not place undue reliance on any forward-looking statements. These statements speak only as of the date they are made, and we undertake no obligation to update publicly any of them in light of new information or future events.

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Roper Technologies, Inc.
Condensed Consolidated Balance Sheets (unaudited)
(Amounts in millions)

	September 30, 2023	December 31, 2022
ASSETS:

Cash and cash equivalents	$299.5	$792.8
Accounts receivable, net	746.4	724.5
Inventories, net	122.5	111.3
Income taxes receivable	55.2	61.0
Unbilled receivables	112.1	91.5
Other current assets	168.8	151.3
Total current assets	1,504.5	1,932.4

Property, plant and equipment, net	98.3	85.3
Goodwill	17,047.6	15,946.1
Other intangible assets, net	8,343.6	8,030.7
Deferred taxes	52.1	55.9
Equity investments	736.4	535.0
Other assets	405.5	395.4
Total assets	$28,188.0	$26,980.8

LIABILITIES AND STOCKHOLDERS’ EQUITY:

Accounts payable	$135.8	$122.6
Accrued compensation	225.3	228.8
Deferred revenue	1,496.7	1,370.7
Other accrued liabilities	389.5	454.6
Income taxes payable	66.1	16.6
Current portion of long-term debt, net	499.3	699.2
Total current liabilities	2,812.7	2,892.5

Long-term debt, net of current portion	6,379.0	5,962.5
Deferred taxes	1,546.0	1,676.8
Other liabilities	411.6	411.2
Total liabilities	11,149.3	10,943.0

Common stock	1.1	1.1
Additional paid-in capital	2,723.8	2,510.2
Retained earnings	14,507.5	13,730.7
Accumulated other comprehensive loss	(176.8)	(187.0)
Treasury stock	(16.9)	(17.2)
Total stockholders’ equity	17,038.7	16,037.8
Total liabilities and stockholders’ equity	$28,188.0	$26,980.8

Roper Technologies, Inc.
Condensed Consolidated Statements of Earnings (unaudited)
(Amounts in millions, except per share data)

	Three months ended September 30,		Nine months ended September 30,
	2023	2022	2023	2022
Net revenues	$1,563.4	$1,350.3	$4,564.3	$3,940.9
Cost of sales	467.1	408.5	1,382.3	1,190.4
Gross profit	1,096.3	941.8	3,182.0	2,750.5

Selling, general and administrative expenses	650.2	548.6	1,899.6	1,638.5
Income from operations	446.1	393.2	1,282.4	1,112.0

Interest expense, net	42.4	41.3	114.6	138.6
Equity investment activity, net	33.9	—	98.7	—
Other income (expense), net	5.0	3.6	(0.1)	0.2

Earnings before income taxes	442.6	355.5	1,266.4	973.6

Income taxes	97.0	78.6	275.5	235.3

Net earnings from continuing operations	345.6	276.9	990.9	738.3

Earnings (loss) from discontinued operations, net of tax	(2.9)	49.0	(4.1)	170.3
Gain on disposition of discontinued operations, net of tax	4.5	1.1	8.4	1,707.7
Net earnings from discontinued operations	1.6	50.1	4.3	1,878.0

Net earnings	$347.2	$327.0	$995.2	$2,616.3

Net earnings per share from continuing operations:
Basic	$3.23	$2.61	$9.30	$6.97
Diluted	$3.21	$2.59	$9.23	$6.91

Net earnings per share from discontinued operations:
Basic	$0.02	$0.47	$0.04	$17.74
Diluted	$0.02	$0.47	$0.04	$17.59

Net earnings per share:
Basic	$3.25	$3.08	$9.34	$24.71
Diluted	$3.23	$3.06	$9.27	$24.50

Weighted average common shares outstanding:
Basic	106.7	106.0	106.5	105.9
Diluted	107.6	106.8	107.3	106.8

Roper Technologies, Inc.
Selected Segment Financial Data (unaudited)
(Amounts in millions; percentages of net revenues)

	Three months ended September 30,				Nine months ended September 30,
	2023		2022		2023		2022
	Amount	%	Amount	%	Amount	%	Amount	%
Net revenues:
Application Software	$803.4		$644.0		$2,335.1		$1,899.7
Network Software	364.1		346.6		1,076.7		1,028.0
Technology Enabled Products	395.9		359.7		1,152.5		1,013.2
Total	$1,563.4		$1,350.3		$4,564.3		$3,940.9

Gross profit:
Application Software	$557.7	69.4%	$440.2	68.4%	$1,609.2	68.9%	$1,306.5	68.8%
Network Software	310.7	85.3%	293.9	84.8%	914.0	84.9%	867.9	84.4%
Technology Enabled Products	227.9	57.6%	207.7	57.7%	658.8	57.2%	576.1	56.9%
Total	$1,096.3	70.1%	$941.8	69.7%	$3,182.0	69.7%	$2,750.5	69.8%

Operating profit*:
Application Software	$206.9	25.8%	$173.8	27.0%	$601.3	25.8%	$511.4	26.9%
Network Software	164.4	45.2%	148.1	42.7%	465.0	43.2%	422.0	41.1%
Technology Enabled Products	137.1	34.6%	126.5	35.2%	391.7	34.0%	337.6	33.3%
Total	$508.4	32.5%	$448.4	33.2%	$1,458.0	31.9%	$1,271.0	32.3%

* Segment operating profit is before unallocated corporate general and administrative expenses and enterprise-wide stock-based compensation. These expenses were $62.3 and $55.2 for the three months ended September 30, 2023 and 2022, respectively, and $175.6 and $159.0 for the nine months ended September 30, 2023 and 2022, respectively.

Roper Technologies, Inc.
Condensed Consolidated Statements of Cash Flows (unaudited)
(Amounts in millions)
	Nine months ended September 30,
	2023	2022
Cash flows from operating activities:
Net earnings from continuing operations	$990.9	$738.3
Adjustments to reconcile net earnings from continuing operations to cash flows from operating activities:
Depreciation and amortization of property, plant and equipment	26.3	28.0
Amortization of intangible assets	532.8	438.4
Amortization of deferred financing costs	7.7	9.2
Non-cash stock compensation	99.2	90.8
Equity investment activity, net	(98.7)	—
Income tax provision	275.5	235.3
Changes in operating assets and liabilities, net of acquired businesses:
Accounts receivable	25.8	48.3
Unbilled receivables	(15.3)	(21.7)
Inventories	(11.2)	(33.6)
Accounts payable	12.1	24.7
Other accrued liabilities	(72.0)	(59.0)
Deferred revenue	18.6	(15.2)
Cash taxes paid for gain on disposal of businesses	(16.4)	(534.6)
Cash income taxes paid, excluding tax associated with gain on disposal of businesses	(335.6)	(397.5)
Other, net	(24.0)	(1.2)
Cash provided by operating activities from continuing operations	1,415.7	550.2
Cash provided by (used in) operating activities from discontinued operations	(2.4)	112.7
Cash provided by operating activities	1,413.3	662.9

Cash flows from (used in) investing activities:
Acquisitions of businesses, net of cash acquired	(1,970.1)	(580.9)
Capital expenditures	(37.8)	(30.0)
Capitalized software expenditures	(28.7)	(21.9)
Distributions from equity investment	25.3	—
Other, net	0.6	(1.8)
Cash used in investing activities from continuing operations	(2,010.7)	(634.6)
Proceeds from disposition of discontinued operations	2.0	2,997.1
Cash used in investing activities from discontinued operations	—	(4.9)
Cash provided by (used in) investing activities	(2,008.7)	2,357.6

Cash flows from (used in) financing activities:
Payments of senior notes	(700.0)	(800.0)
Borrowings (payments) under revolving line of credit, net	910.0	(470.0)
Debt issuance costs	—	(3.9)
Cash dividends to stockholders	(217.5)	(196.2)
Proceeds from stock-based compensation, net	99.3	57.0
Treasury stock sales	11.6	11.6
Other	(0.1)	(0.3)
Cash provided by (used in) financing activities from continuing operations	103.3	(1,401.8)
Cash used in financing activities from discontinued operations	—	(11.3)
Cash provided by (used in) financing activities	103.3	(1,413.1)
(Continued)

Roper Technologies, Inc.
Condensed Consolidated Statements of Cash Flows (unaudited) - Continued
(Amounts in millions)
	Nine months ended September 30,
	2023	2022

Effect of exchange rate changes on cash	(1.2)	(64.4)

Net increase (decrease) in cash and cash equivalents	(493.3)	1,543.0

Cash and cash equivalents, beginning of period	792.8	351.5

Cash and cash equivalents, end of period	$299.5	$1,894.5